Exhibit 99.1

Corporate Contacts

Wilson W. Cheung	Jane Green
Chief Financial Officer	Investors/Media
650.358.3434	650.358.1447
wcheung@sciclone.com	jgreen@sciclone.com

SCICLONE REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

FOSTER CITY, CA – August 9, 2017 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported financial results for the quarter ended June 30, 2017.

•	Revenues: In the second quarter of 2017, SciClone reported revenues of $44.5 million, compared to $39.0 million for the same period in 2016.
•	GAAP Diluted EPS: In the second quarter of 2017, SciClone reported GAAP diluted earnings per share of $0.23, compared to $0.12 for the same period in 2016.
•	Non-GAAP Diluted EPS: In the second quarter of 2017, SciClone reported non-GAAP diluted earnings per share of $0.30, compared to $0.20 for the same period in 2016.

Revenues in the second quarter of 2017 were $44.5 million, a $5.5 million or 14% increase, compared to $39.0 million for the same period in 2016. ZADAXIN® revenues were $41.6 million in the second quarter of 2017, compared to $36.5 million for the same period in 2016, a $5.1 million or 14% increase. An increase of $4.4 million was attributed to an increase in volume of 12%, an increase of $3.3 million was attributed to revenues from sales generated in the first quarter of 2017, but recognized only in the second quarter of 2017, which were above the reference tender price under a provision in the agreement with the Company’s China distributor, a decrease of $0.8 million was attributed to ZADAXIN products sold in the second quarter that the Company estimates will be ultimately sold at prices below the reference tender price under a provision in the agreement with the Company’s China distributor, and a decrease of $1.8 million was attributed to an unfavorable exchange rate since last year.

Promotion services revenues were $1.2 million for the second quarter of 2017, a $0.1 million or 3% increase, compared to $1.1 million for the same period in 2016. For the six months ended June 30, 2017, revenue were $87.4, million compared to $74.5 million for the same period last year.

On a GAAP basis, SciClone reported net income in the second quarter of 2017 of $12.2 million, or $0.24 and $0.23 per share on a basic and diluted basis, respectively, compared to net income of $6.3 million, or $0.13 and $0.12 per share on a basic and diluted basis, respectively, for the same period in 2016.

SciClone’s non-GAAP net income in the second quarter of 2017 was $16.1 million, or $0.31 and $0.30 per share on a basic and diluted basis, respectively, compared with non-GAAP net income of

$10.7 million, or $0.21 and $0.20 per share on a basic and diluted basis, respectively, for the same period of the prior year. Both GAAP and non-GAAP net income were favorably impacted by the net additional revenue recognition for ZADAXIN first quarter sales recognized in the second quarter of 2017.

Friedhelm Blobel, PhD, SciClone’s Chief Executive Officer commented: “We delivered a strong second quarter performance reflecting the continued demand for ZADAXIN. However, we expect two factors in China to have an increasing effect on our financial results going forward, with our revenue and net income being substantially impacted by the continued reduction in ZADAXIN tender prices, and by the significant limitation in national level reimbursement for thymalfasins announced in February. We cannot determine at this time with certainty when these factors will increasingly take effect, or at what rate they will impact prices in different provinces, but we are likely to experience an increased effect of these factors at some point during the next few quarters.”

For the second quarter of 2017, sales and marketing (S&M) expenses were $15.4 million, compared with $14.4 million for the same period in 2016. The increase in S&M expenses for second quarter of 2017, compared to the same period in 2016, related to increases in salaries and benefits, mainly from annual increases, and to increased sales commissions based on increased ZADAXIN sales.

For the second quarter of 2017, research and development (R&D) expenses were $2.8 million, compared with $4.8 million of R&D expenses for the same period of 2016. R&D expenses were $2.0 million higher for the second quarter of 2016, compared to the second quarter of 2017, related to in-license arrangements with certain licensees.

For the second quarter of 2017, general and administrative (G&A) expenses were $8.3 million, compared with $8.1 million for the same period in 2016. G&A expenses were $0.9 million higher for the second quarter of 2017, compared to the second quarter of 2016, predominantly as result of annual increases in salaries and benefits and strategic review expenses, partially offset by a foreign currency gain of $0.7 million on re-measuring operational monetary assets.

For the second quarter of 2017, other income, net was $0.2 million, compared with $0.2 million net expense for the same period in 2016, primarily as a result of foreign exchange re-measurement.

For the second quarter of 2017, income tax provision was $0.6 million, compared with a $0.4 million tax benefit for the same period in 2016.

As of June 30, 2017, cash and cash equivalents totaled $157.3 million, compared to $134.4 million as of December 31, 2016.

SciClone has presented non-GAAP information above as the Company believes this non-GAAP information is useful for investors, taken in conjunction with SciClone’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of SciClone’s operating results as reported under GAAP. The non-GAAP calculations and reconciliation are provided in the accompanying table titled “Reconciliation of GAAP to Non-GAAP Net Income.”

As previously announced, on June 7, 2017, the Company and Silver Biotech Investment Limited entered into a merger agreement providing for the acquisition of the Company by Silver Biotech Investment Limited for $11.18 per share in an all-cash transaction.  Silver Biotech Investment Limited was formed by a consortium consisting of entities affiliated with GL Capital Management GP Limited, Bank of China Group Investment Limited, CDH Investments, Ascendent Capital Partners and Boying Investment Limited. The Company continues to expect the transaction to close prior to the end of 2017.

In light of the pending merger, the Company will not be updating its guidance for fiscal 2017 and will not be hosting a conference call to discuss its second quarter 2017 business results.

About SciClone

SciClone Pharmaceuticals is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as an immune system enhancer, according to the local regulatory approvals. The Company has successfully in-licensed and commercialized products with the potential to become future market leaders and to drive the Company's long-term growth, including DC Bead®, a novel treatment for liver cancer now approved in China, and several other products in late stage development in China. Through its promotion business with pharmaceutical partners, SciClone also markets multiple branded products in China which are therapeutically differentiated. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com

Forward-Looking Statements

This press release contains forward-looking statements regarding expected future events and SciClone’s financial results and expectations, including, without limitation, statements regarding SciClone’s business strategy, product and development portfolios, market opportunities and forecasted financial results.  Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties relating to: the course, cost and outcome of regulatory matters, including future pricing and reimbursement decisions by authorities in China; the dependence of SciClone’s sales of ZADAXIN in China; SciClone’s ability to execute on its goals in China and on its objectives for earnings and revenue in fiscal 2017; SciClone’s ability to implement and maintain controls over its financial reporting;  the dependence of its current and future revenue and prospects on third-party license, promotion or distribution agreements, including the need to renew such agreements, enter into similar agreements, or end arrangements that SciClone does not believe are beneficial; operating an international business, including currency exchange fluctuations; uncertainty in the prospects for unapproved products, including uncertainties as to pricing and competition and risks relating to the clinical trial process and related regulatory approval process and the process of initiating trials at, and enrolling patients at, clinical sites. Please also refer to other risks and uncertainties described in SciClone's filings with the SEC. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction referenced above. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on August 2, 2017 and intends to file additional relevant materials with the SEC, including a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.sciclone.com under the heading “SEC Filings” in the “Investors and Media” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (650) 358-1447.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction. Additional information about these directors and executive officers is available in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2017, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 9, 2017, and in the Company’s preliminary proxy statement for the proposed merger, which was filed with the SEC on August 2, 2017. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2017	2016	2017	2016
Revenues:
Product sales, net	$43,369	$37,869	$85,006	$73,189
Promotion services	1,151	1,122	2,406	2,301
Total net revenues	44,520	38,991	87,412	75,490
Operating expenses:
Cost of product sales	5,654	5,712	11,819	11,525
Sales and marketing	15,435	14,432	28,200	26,784
Research and development	2,828	4,765	5,323	6,232
General and administrative	8,286	8,129	15,516	15,572
Total operating expenses	32,203	33,038	60,858	60,113
Income from operations	12,317	5,953	26,554	15,377
Non-operating income (expense):
Interest and investment income	297	263	593	522
Other income (expense), net	167	(249)	1,242	(121)
Income before provision (benefit) for income tax	12,781	5,967	28,389	15,778
Provision (benefit) for income tax	589	(371)	1,601	1,576
Net income	$12,192	$6,338	$26,788	$14,202

Net income per share:
Basic net income per share	$0.24	$0.13	$0.52	$0.29
Diluted net income per share	$0.23	$0.12	$0.50	$0.27

Weighted average shares used in computing net income per share:
Basic shares outstanding	51,820	49,897	51,630	49,743
Diluted shares outstanding	53,252	52,819	53,155	52,405

SCICLONE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2017	2016	2017	2016
GAAP net income	$12,192	$6,338	$26,788	$14,202
Non-GAAP adjustments:
Employee stock-based compensation	2,182	1,176	3,853	2,469
In-license upfront costs		2,005		2,005
Strategic review expense	1,708	1,169	2,085	1,716
Non-GAAP net income	$16,082	$10,688	$32,726	$20,392

Non–GAAP basic net income per share	$0.31	$0.21	$0.63	$0.41
Non-GAAP diluted net income per share	$0.30	$0.20	$0.62	$0.39

Weighted average shares used in computing net income per share:
Non-GAAP basic net income per share	51,820	49,897	51,630	49,743
Non-GAAP diluted net income per share	53,252	52,819	53,155	52,405

SciClone management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an on-going basis and internally for operations, budgeting and financial planning purposes. SciClone believes the non-GAAP information is useful for investors by offering them the ability to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that affect SciClone. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

SciClone’s non-GAAP financial measures exclude the following items from GAAP net income and net income per share:

•	Employee stock-based compensation. The effects of non-cash employee stock-based compensation.
•	In-license upfront costs. SciClone recorded zero and $2.0 million to R&D expense related to upfront payments incurred under licensing agreements in the second quarter of 2017 and 2016, respectively.
•	Strategic review expense. The effects of costs incurred related to the Company’s strategic review for the purpose of maximizing shareholder value.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(in thousands)

75

	June 30,	December 31,
	2017	2016
Cash and cash equivalents	$157,328	$134,395
Accounts receivable, net	48,002	41,510
Inventories	22,039	16,587
Goodwill	31,592	30,838
Total assets	277,611	241,898
Total current liabilities	27,627	26,441
Total stockholders' equity	249,867	215,365